UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2006.

Reese Corp. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	333-113296 (Commission File Number)	98-0409895 (IRS Employer Identification No.)

237 Argyle Avenue, Ottawa, Ontario, Canada (Address of principal executive offices)	K2P1B8 (Zip Code)

Registrant's telephone number, including area code (613) 226-7883

(Former name or former address, if changed since last report)

ITEM 5.02  Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers.

On July 1, 2006 the Board of Directors appointed Christopher Crupi, CA, as director, chief executive officer, chief financial officer and secretary-treasurer of the corporation.   Mr. Crupi, age 37  is a Chartered Accountant specializing in financial advisory services including mergers and acquisitions, capital formation activities, public listings and SEC governance issues. Chris was formerly a Vice President at PricewaterhouseCoopers, and is currently President and CFO of Paramount Gold Mining Corp., (“PGDP:OTC), a publicly-traded mining  exploration company.  Mr. Crupi was issued 3 million shares of one year restricted common stock.  Mr. Crupi’s annual compensation is to be determined.

Subsequently on July 6, 2006, Boris Muchala resigned as director and officer of the corporation for personal reasons and there was no disagreement with the Company relating to its operations, policies or practices.  A copy of this report  has been sent to Mr. Muchala by the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit No.	Description
Exhibit 99.1	Press Release dated July 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

July 6, 2006

By:

/s/_Christopher Crupi

Name:

Christopher Crupi

Title:

President and Director